Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                            Contact:                      David M. Findlay
                                                                                                                                                                     President and
                                                                                                                                                                     Chief Financial Officer
                                                                                                                                                                     (574) 267-9197
                                                                                                                                                                     david.findlay@lakecitybank.com

LAKE CITY BANK EARNINGS PER SHARE INCREASE 104% TO SET NEW RECORD

Net Income Increases 28% - Also a Record Performance

Warsaw, Indiana (July 25, 2011) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record net income of $8.0 million for the second quarter of 2011.  This net income performance represents a 28% increase over $6.2 million for the second quarter of 2010.  On a linked quarter basis, net income increased 34% compared to net income of $6.0 million for the first quarter of 2011.

Diluted earnings per common share increased 104% for the quarter to $0.49 versus $0.24 for the comparable period of 2010.  Diluted earnings per common share increased 32% versus $0.37 in the first quarter of 2011.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “We believe that our shareholders will be pleased with this strong earnings performance.  When we accepted a capital investment under the US Treasury’s Capital Purchase Program in the first quarter of 2009, we did so with the understanding that it would be dilutive to our existing shareholders.  Yet, we felt that it was critical for Lake City Bank to continue its lending and investment activities in Indiana during the economic downturn.  The capital infusion under the program, and our subsequent public equity raise in late 2009, established a strong capital base and provided us with the ability to smartly grow our lending activity during some very challenging times for our clients and the economy.  Due to our strong capital position, we redeemed the shares held by the US Treasury in the second quarter of 2010 and we are no longer a participant in the Capital Purchase Program.  Throughout these capital events, we have been focused on creating shareholder value, while at the same time serving our communities during a very difficult economic cycle.  Therefore, it’s very gratifying to our Team to produce shareholder earnings at a record level in the second quarter.”

The Company further reported record net income of $14.0 million for the six months ended June 30, 2011 versus $12.2 million for the comparable period of 2010, an increase of 14%.  Diluted net income per common share increased 53% to $0.86 for the six months ended June 30, 2011 versus $0.56 for the comparable period of 2010.

Kubacki added, “Both the second quarter and year-to-date results represent new records for earnings per share and net income.  We recognize that the creation of return for our shareholders is a key measure for a publicly traded company, and we’re proud of this performance.  Equally as important though, is the fact that we believe that we have produced this return while at the same time contributing to the strength of the Indiana communities we serve.  Together, these factors contribute to an environment that our employees, clients and shareholders all benefit from.”

The Company also announced that the Board of Directors approved a cash dividend for the second quarter of $0.155 per share, payable on August 5, 2011 to shareholders of record as of July 25, 2011.

Average total loans for the second quarter of 2011 were $2.14 billion versus $2.04 billion for the second quarter of 2010 and $2.10 billion for the linked first quarter of 2011.  Total loans outstanding grew $91 million, or 4%, from $2.06 billion as of June 30, 2010 to $2.15 billion as of June 30, 2011.  Total loans increased by $44 million, or 2%, during the second quarter of 2011.

David M. Findlay, President and Chief Financial Officer, stated, “As we have throughout the economic downturn, we continued strong loan growth during the first half of 2011.  We feel that it’s important to provide the capital for business growth and expansion to Hoosier companies, and we’ve done that with over $50 million of additional lending activity in 2011. “

The Company’s net interest margin was 3.53% in the second quarter of 2011 versus 3.75% for the second quarter of 2010 and 3.78% in the linked first quarter of 2011.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields.  For the six months ended June 30, 2011, the Company’s net interest margin was 3.66% versus 3.80% for the comparable period in 2010.  Total earning asset yields were 4.81% for the six months ended June 30, 2011 versus 5.02% for the comparable period in 2010, while total cost of funds were 1.21% versus 1.30% in 2010 for the same periods.

The Company’s provision for loan losses in the second quarter of 2011 was $2.9 million versus $5.8 million in the same period of 2010.  In the first quarter of 2011, the provision was $5.6 million.  For the six months ended June 30, 2011, the Company’s provision for loan losses was $8.5 million versus $11.3 million for the comparable period in 2010.  The provision decrease on a year-over-year basis was generally driven by lower levels of net loan charge offs, adequate allowance for loan losses coverage of nonperforming loans, stabilization in economic conditions in the Company’s markets and some signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of June 30, 2011 was $51.3 million compared to $37.4 million as of June 30, 2010 and $48.5 million as of March 31, 2011.  The allowance for loan losses increased to 2.39% of total loans as of June 30, 2011 versus 1.82% at June 30, 2010 and 2.30% as of March 31, 2011.

Net charge-offs totaled $136,000 in the second quarter of 2011 versus $4.7 million during the second quarter of 2010 and $2.1 million during the first quarter of 2011. For the six months ended June 30, 2011, net charge-offs were $2.2 million versus $6.0 million for the comparable period in 2010.    Nonperforming assets were $40.1 million as of June 30, 2011 versus $31.1 million as of June 30, 2010 and $39.9 million as of March 31, 2011.  The ratio of nonperforming assets to total assets at June 30, 2011 was 1.47% versus 1.18% at June 30, 2010 and 1.45% at March 31, 2011.  The allowance for loan losses increased to 137% of nonperforming loans as of June 30, 2011 versus 132% at March 31, 2011 and 122% at June 30, 2010.

Findlay further stated, “While we’re pleased with continued loan growth and the low level of charge-offs in the second quarter, we remain concerned about the overall economic conditions in our Indiana markets.  It’s true that we’ve seen stabilization in many of our challenged borrowers, but we’re hesitant to call this stabilization a general recovery at this point.  Clearly, national and regional economic conditions are somewhat fragile and we expect that they will remain so into 2012.  Yet, our level of nonperforming assets and watch list loans has remained stable for several consecutive quarters, which we believe is a further indication of economic stabilization in our markets.”

The Company's noninterest income increased 11% to $5.9 million for the second quarter of 2011, versus $5.4 million for the second quarter of 2010.  Noninterest income increased 23% from $4.8 million for the first quarter of 2011.  On a year-over-year basis, noninterest income was positively impacted by a $150,000 increase in investment brokerage income and an $186,000 increase in loan, insurance and service fees, which were driven by increases in several ancillary commercial and retail revenue sources.  In addition, wealth advisory fees increased by $96,000.   Non-interest income was negatively impacted by a $263,000 decrease in service charges on deposit accounts.  This decline resulted from lower nonsufficient fund charges of $255,000 versus the second quarter of 2010.  Overall, total revenue for the second quarter of 2011 increased to $28.9 million versus $28.5 million for the comparable period of 2010 and $28.4 million in the first quarter of 2011.

The Company's noninterest expense increased $548,000, or 4%, to $14.0 million in the second quarter of 2011 versus $13.4 million in the comparable quarter of 2010.  On a linked quarter basis, non-interest expense decreased 1% from $14.2 million in the first quarter of 2011.  Salaries and employee benefits increased by $459,000 in the three-month period ended June 30, 2011 versus the same period of 2010.  These increases were driven by staff additions and normal merit increases.  In addition, the Company’s performance based compensation expense increased due to performance versus corporate objectives and increased recognition levels.  The Company's efficiency ratio for the second quarter of 2011 was 48%, compared to a ratio of 47% for the comparable quarter of 2010.

The Company’s tangible common equity to tangible assets ratio was 9.37% at June 30, 2011 compared to 8.91% at June 30, 2010 and 9.02% at March 31, 2011.  Average total deposits for the quarter ended June 30, 2011 were $2.34 billion versus $2.22 billion for the first quarter of 2011 and $2.13 billion for the second quarter of 2010.

Lakeland Financial Corporation is a $2.7 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana and expects to open a full service office in Indianapolis during the fourth quarter of 2011.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Capital Americas, L.P., Morgan Stanley & Co., Inc., Sterne Agee & Leach, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION
SECOND QUARTER 2011 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2011	2011	2010	2011	2010
END OF PERIOD BALANCES
Assets	$ 2,735,018	$ 2,749,240	$ 2,633,509	$ 2,735,018	$ 2,633,509
Deposits	2,276,499	2,292,468	2,131,131	2,276,499	2,131,131
Loans	2,148,432	2,104,366	2,057,727	2,148,432	2,057,727
Allowance for Loan Losses	51,260	48,495	37,364	51,260	37,364
Total Equity	259,400	251,142	238,052	259,400	238,052
Tangible Common Equity	256,097	247,792	234,210	256,097	234,210
AVERAGE BALANCES
Total Assets	$ 2,788,763	$ 2,693,279	$ 2,648,057	$ 2,741,285	$ 2,610,584
Earning Assets	2,646,059	2,561,864	2,514,648	2,604,194	2,480,095
Investments	429,276	438,470	427,573	433,848	420,818
Loans	2,137,343	2,097,256	2,044,330	2,117,410	2,027,164
Total Deposits	2,336,234	2,224,764	2,127,249	2,280,807	2,028,111
Interest Bearing Deposits	2,042,063	1,930,606	1,874,219	1,986,642	1,781,219
Interest Bearing Liabilities	2,224,449	2,134,282	2,102,193	2,179,615	2,066,801
Total Equity	255,843	250,024	276,393	252,950	280,565
INCOME STATEMENT DATA
Net Interest Income	$ 22,945	$ 23,534	$ 23,152	$ 46,479	$ 46,113
Net Interest Income-Fully Tax Equivalent	23,328	23,917	23,511	47,245	46,804
Provision for Loan Losses	2,900	5,600	5,750	8,500	11,276
Noninterest Income	5,918	4,826	5,359	10,744	10,206
Noninterest Expense	13,973	14,168	13,425	28,141	26,473
Net Income	7,989	5,965	6,219	13,954	12,240
Net Income Available to Common Shareholders	7,989	5,965	3,837	13,954	9,053
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.49	$ 0.37	$ 0.24	$ 0.86	$ 0.56
Diluted Net Income Per Common Share	0.49	0.37	0.24	0.86	0.56
Cash Dividends Declared Per Common Share	0.155	0.155	0.155	0.31	0.31
Book Value Per Common Share (equity per share issued)	16.00	15.50	14.76	16.00	14.76
Market Value – High	23.05	23.65	22.17	23.65	22.17
Market Value – Low	20.68	20.50	18.95	20.50	17.00
Basic Weighted Average Common Shares Outstanding	16,201,311	16,195,352	16,114,408	16,198,348	16,103,080
Diluted Weighted Average Common Shares Outstanding	16,300,229	16,285,161	16,212,460	16,296,684	16,195,254
KEY RATIOS
Return on Average Assets	1.15%	0.90%	0.94%	1.03%	0.95%
Return on Average Total Equity	12.52	9.68	9.03	11.12	8.80
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	48.41	49.96	47.08	49.18	47.01
Average Equity to Average Assets	9.17	9.28	10.44	9.23	10.75
Net Interest Margin	3.53	3.78	3.75	3.66	3.80
Net Charge Offs to Average Loans	0.03	0.41	0.93	0.21	0.60
Loan Loss Reserve to Loans	2.39	2.30	1.82	2.39	1.82
Loan Loss Reserve to Nonperforming Loans	137.17	132.28	121.61	137.17	121.61
Nonperforming Loans to Loans	1.74	1.74	1.49	1.74	1.49
Nonperforming Assets to Assets	1.47	1.45	1.18	1.47	1.18
Tier 1 Capital to Average Total Assets	10.07	10.21	9.92	10.07	9.92
Tier 1 Risk-Based Capital to Total Risk Weighted Assets	12.31	12.21	11.76	12.31	11.76
Total Capital to Total Risk Weighted Assets	13.57	13.47	13.02	13.57	13.02
Tangible Common Equity to Tangible Assets	9.37	9.02	8.91	9.37	8.91
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 2,379	$ 2,881	$ 4,566	$ 2,379	$ 4,566
Loans Past Due 90 Days or More	134	764	533	134	533
Non-accrual Loans	37,235	35,896	30,192	37,235	30,192
Nonperforming Loans (includes nonperforming TDR's)	37,369	36,660	30,725	37,369	30,725
Other Real Estate Owned	2,753	3,215	382	2,753	382
Other Nonperforming Assets	8	3	14	8	14
Total Nonperforming Assets	40,130	39,878	31,121	40,130	31,121
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	8,550	7,656	6,219	8,550	6,219
Performing Troubled Debt Restructurings	11,526	9,730	8,417	11,526	8,417
Total Troubled Debt Restructurings	20,076	17,386	14,636	20,076	14,636
Impaired Loans	51,423	48,695	41,008	51,423	41,008
Total Watch List Loans	160,475	158,483	172,550	160,475	172,550
Net Charge Offs/(Recoveries)	136	2,111	4,718	2,247	5,985

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of June 30, 2011 and December 31, 2010
(in thousands, except share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$ 53,933	$ 42,513
Short-term investments	6,392	17,628
Total cash and cash equivalents	60,325	60,141

Securities available for sale (carried at fair value)	446,955	442,620
Real estate mortgage loans held for sale	3,103	5,606

Loans, net of allowance for loan losses of $51,260 and $45,007	2,097,172	2,044,952

Land, premises and equipment, net	30,707	30,405
Bank owned life insurance	39,560	38,826
Accrued income receivable	8,812	9,074
Goodwill	4,970	4,970
Other intangible assets	126	153
Other assets	43,288	45,179
Total assets	$ 2,735,018	$ 2,681,926

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 309,508	$ 305,107
Interest bearing deposits	1,966,991	1,895,918
Total deposits	2,276,499	2,201,025

Short-term borrowings
Federal funds purchased	9,000	0
Securities sold under agreements to repurchase	127,026	142,015
U.S. Treasury demand notes	2,408	2,037
Other short-term borrowings	0	30,000
Total short-term borrowings	138,434	174,052

Accrued expenses payable	12,578	11,476
Other liabilities	2,139	2,318
Long-term borrowings	15,040	15,041
Subordinated debentures	30,928	30,928
Total liabilities	2,475,618	2,434,840

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,203,119 shares issued and 16,137,462 outstanding as of June 30, 2011
16,169,119 shares issued and 16,078,420 outstanding as of December 31, 2010	86,422	85,766
Retained earnings	170,218	161,299
Accumulated other comprehensive loss	3,762	1,350
Treasury stock, at cost (2011 - 65,657 shares, 2010 - 90,699 shares)	(1,091)	(1,418)
Total stockholders' equity	259,311	246,997

Noncontrolling interest	89	89
Total equity	259,400	247,086
Total liabilities and equity	$ 2,735,018	$ 2,681,926

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Six Months Ended June 30, 2011 and 2010
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,300	$ 25,945	$ 52,165	$ 51,295
Tax exempt	122	19	243	38
Interest and dividends on securities
Taxable	3,361	4,113	7,418	8,341
Tax exempt	687	708	1,376	1,353
Interest on short-term investments	78	27	96	41
Total interest income	30,548	30,812	61,298	61,068
Interest on deposits	7,093	6,933	13,778	13,448
Interest on borrowings
Short-term	147	188	318	437
Long-term	363	539	723	1,070
Total interest expense	7,603	7,660	14,819	14,955
NET INTEREST INCOME	22,945	23,152	46,479	46,113
Provision for loan losses	2,900	5,750	8,500	11,276
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	20,045	17,402	37,979	34,837

NONINTEREST INCOME
Wealth advisory fees	929	833	1,747	1,625
Investment brokerage fees	621	471	1,352	1,016
Service charges on deposit accounts	1,939	2,202	3,902	4,060
Loan, insurance and service fees	1,260	1,074	2,336	1,994
Merchant card fee income	288	303	522	583
Other income	646	483	1,018	1,015
Mortgage banking income	203	74	154	165
Net securities gains (losses)	32	0	(166)	0
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	0	(81)	(121)	(252)
Loss recognized in other comprehensive income	0	0	0	0
Net impairment loss recognized in earnings	0	(81)	(121)	(252)
Total noninterest income	5,918	5,359	10,744	10,206
NONINTEREST EXPENSE
Salaries and employee benefits	8,018	7,559	16,191	15,070
Occupancy expense	752	699	1,627	1,488
Equipment costs	510	522	1,064	1,051
Data processing fees and supplies	979	960	2,091	1,926
Credit card interchange	0	49	2	113
Other expense	3,714	3,636	7,166	6,825
Total noninterest expense	13,973	13,425	28,141	26,473

INCOME BEFORE INCOME TAX EXPENSE	11,990	9,336	20,582	18,570

Income tax expense	4,001	3,117	6,628	6,330

NET INCOME	$ 7,989	$ 6,219	$ 13,954	$ 12,240

Dividends and accretion of discount on preferred stock	0	2,382	0	3,187

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 7,989	$ 3,837	$ 13,954	$ 9,053

BASIC WEIGHTED AVERAGE COMMON SHARES	16,201,311	16,114,408	16,198,348	16,103,080
BASIC EARNINGS PER COMMON SHARE	$ 0.49	$ 0.24	$ 0.86	$ 0.56
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,300,229	16,212,460	16,296,684	16,195,254
DILUTED EARNINGS PER COMMON SHARE	$ 0.49	$ 0.24	$ 0.86	$ 0.56

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
SECOND QUARTER 2011
(unaudited in thousands)

	June 30,		December 31,		June 30,
	2011		2010		2010
Commercial and industrial loans:
Working capital lines of credit loans	$ 360,813	16.8%	$ 281,546	13.5%	$ 286,267	13.9%
Non-working capital loans	371,001	17.3	384,138	18.4	392,943	19.1
Total commercial and industrial loans	731,814	34.1	665,684	31.8	679,210	33.0

Commercial real estate and multi-family residential loans:
Construction and land development loans	133,194	6.2	106,980	5.1	195,990	9.5
Owner occupied loans	333,236	15.5	329,760	15.8	361,712	17.6
Nonowner occupied loans	336,496	15.7	355,393	17.0	253,158	12.3
Multifamily loans	22,557	1.0	24,158	1.2	25,153	1.2
Total commercial real estate and multi-family residential loans	825,483	38.4	816,291	39.0	836,013	40.6

Agri-business and agricultural loans:
Loans secured by farmland	95,526	4.4	111,961	5.4	92,067	4.5
Loans for agricultural production	103,052	4.8	117,518	5.6	77,917	3.8
Total agri-business and agricultural loans	198,578	9.2	229,479	11.0	169,984	8.3

Other commercial loans	53,702	2.5	38,778	1.9	20,271	1.0
Total commercial loans	1,809,577	84.2	1,750,232	83.7	1,705,478	82.8

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	107,471	5.0	103,118	4.9	111,585	5.4
Open end and junior lien loans	178,274	8.3	182,325	8.7	180,360	8.8
Residential construction and land development loans	3,273	0.2	4,140	0.2	6,904	0.3
Total consumer 1-4 family mortgage loans	289,018	13.5	289,583	13.8	298,849	14.5

Other consumer loans	50,176	2.3	51,123	2.4	54,594	2.7
Total consumer loans	339,194	15.8	340,706	16.3	353,443	17.2
Subtotal	2,148,771	100.0%	2,090,938	100.0%	2,058,921	100.0%
Less: Allowance for loan losses	(51,260)		(45,007)		(37,364)
Net deferred loan fees	(339)		(979)		(1,194)
Loans, net	$2,097,172		$2,044,952		$2,020,363

Note: As a result of FASB ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, the Company has revised this table in order to present the data with greater granularity.  This disaggregation will be substantially the same as those used in disclosures of credit quality.